Exhibit 99.1

COMPANY RELEASE

                    PROMOTIONS.COM FIRST QUARTER 2001 RESULTS
                       SHOW COMPANY NEARING PROFITABILITY
              WHILE RETAINING HEALTHY CASH BALANCE OF $16.9 MILLION

                 Promotions.com Appeals Nasdaq Delisting Notice

Highlights:

o Revenue From Traditional Marketers Continues To Increase And Accounted For 46 Percent Of Total Revenue In The First Quarter 2001
o Overall Cash Burn Decreased For Fifth Consecutive Quarter, Down 67 Percent Overall From Fourth Quarter 2000 To $800,000
o EBITDA Loss, Excluding One-Time Severance Charges Was $1.8 million Or $0.12 per share, Down 41 Percent From A Loss of $3.0 million Or $0.21 per share In The Fourth Quarter 2000
o     Operating Expenses Decreased By 21 Percent Compared To Fourth Quarter 2000

NEW YORK, April 24, 2001 -- Promotions.com, Inc. (Nasdaq: PRMO), the Internet promotion experts, today announced financial results for the first quarter ended March 31, 2001.

During the first quarter 2001, Promotions.com benefited from a sustained focus on capital conservation and the results of a company-wide cost cutting and reorganization program, which was initiated during 2000 and continued in 2001. These programs enabled the Company to decrease its overall cash burn for the fifth consecutive quarter, to $800,000 and end the quarter with $16.9 million in cash.

Promotions.com anticipates that the $1.3 million in revenue from the Company's Japanese licensing transaction, which was announced in the first quarter, will be fully recognized in the second quarter 2001. While no revenue from this transaction was recognized during the first quarter, $800,000 of the $1.3 million in revenue was received. Net of cash received from this transaction, first quarter cash burn would have been $1.6 million, compared to cash burn in the fourth quarter 2000 of $2.4 million.

The company continues to believe this cash balance is sufficient capital to operate its business in 2001 and achieve profitability.

"The Company is clearly committed to preserving its cash balance. Since the second half of 2000 we have reduced our cost structure to better position Promotions.com for the future," said Steven H. Krein, Chairman and CEO of Promotions.com. "With the first quarter 2001 results, we are able to observe the tangible impact of these aggressive changes. Our core operations coupled with cash received in connection with the Japanese licensing agreement enabled us to significantly decrease our cash burn rate despite a slight decline in revenue."

Due to aggressive cost cutting measures the Company's EBITDA loss improved significantly during the first quarter 2001. EBITDA loss, excluding a one-time severance charge of $131,000 was $1.8 million or $0.12 per share, down more than 41 percent from the $3.0 million or $0.21 per share EBITDA loss in the fourth quarter 2000. Depreciation and amortization includes depreciation of fixed assets and non-cash amortization of agreements with Excite@Home (Nasdaq: ATHM) and its subsidiary, MatchLogic. The


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non-cash amortization charges related to the Excite@Home and MatchLogic agreements will conclude in the second quarter 2001.

Total revenue for the first quarter 2001 was $4.7 million compared to $5.0 million in the previous quarter.

The Promotions.com division, which provides Internet promotion strategy, technology and services to Fortune 1000 marketers, continued to post strong results. During the first quarter, revenue from traditional marketers such as American Express (NYSE: AXP), Gillette (NYSE: G) and Sears (NYSE: S) accounted for 46 percent of total revenue, up from 42 percent in the fourth quarter 2000 and 25 percent from the first quarter 2000. The Company believes that increasing its focus on traditional marketers helps provide Promotions.com with a more stable revenue base for the future.

The Company's net loss for the quarter was $4.7 million or $0.33 per share, a 32 percent improvement over the fourth quarter 2000 net loss of $6.9 million or $0.48 per share.

Promotions.com recently received a delisting notice from the Nasdaq National Market for its inability to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by Marketplace Rule 4310(c)(8)(B).

The Company is appealing this decision and has requested a hearing before the Nasdaq Listing Qualifications Panel. The Company will continue to trade under the symbol PRMO on Nasdaq's National Market pending the outcome of these proceedings. In the event the Company's request for continued listing on the National Market is not granted, the Company will pursue other listing alternatives.

During the quarter Promotions.com entered into an exclusive licensing agreement in Japan with ITX Corporation for $1.3 million. Under terms of the agreement, ITX licensed the use of Promotions.com's iDIALOG(TM) direct marketing technology. ITX also acquired the rights to Chakkalina.com, Promotions.com's Japanese sweepstakes portal.

Promotions.com

o During the quarter the Company continued to develop Internet promotions for some of the world's most prestigious and established brands including AOL (NYSE: AOL), Kraft (NYSE: MO), NBC (NYSE: GE) and Warner Lambert (NYSE: PFE).

o Promotions.com also continued to work with top agencies including Digitas on the Gillette (NYSE: G) account and Momentum on the Buick (NYSE: GM) account.

Webstakes.com

o The Company also announced today that its iDIALOG Database(TM) of demographic profiles has surpassed the 9.4 million mark. The database continues to grow at a strong rate as the Company added approximately 1.0 million profiles during the first quarter.

o Webstakes.com now manages more than 4.2 million opt-in email addresses, an increase of more than 400,000 during the first quarter 2001.


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o     Many blue-chip brands sponsored promotions with Webstakes.com in the fourth quarter including Chase (NYSE: JPM), General Motors (NYSE: GM), Providian (NYSE: PVN) and TD Waterhouse (TWE).

The Company will host a Web cast of its earnings conference call Wednesday, April 25, 2001 at 5:00 pm ET on its Web site, www.Promotions.com.

About Promotions.com, Inc.

Promotions.com, Inc. serves as a strategic partner for marketers and their agencies, creating Internet-based promotions and integrating them with offline marketing initiatives. The Company leverages its extensive promotion experience, Internet expertise and proprietary technology infrastructure with a broad range of promotion and direct marketing tools to optimize marketing spending and provide quantifiable results for clients including Kraft Foods (NYSE: MO), NBC (NYSE: GE) and AT&T (NYSE: T). Current promotions running for all of our clients can be found by visiting, www.Promotions.com.

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission.

                                       ###

Contact:
Lawrence Quartaro
Chief Financial Officer
212-971-9800 ext. 6130
LQuartaro@Promotions.com


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                              Promotions.com, Inc.
                       Condensed Statements of Operations
                                  (unaudited)

                                                          Quarter ended
                                                             March 31,
                                                     2001               2000

Revenues                                         $  4,675,000      $  6,060,092

  Product Development                               1,622,341         1,057,320
  Sales and marketing                               3,283,542         6,626,421
  Non-cash sales and marketing -
    Matchlogic & Excite Expense                     2,217,535         2,101,139
  General & administrative                          1,558,250         2,330,990
  Severance expense                                   130,833                --
  Depreciation and amortization                       801,121           345,699
                                                 ------------      ------------
Operating expenses                                  9,613,622        12,461,569
                                                 ------------      ------------

Loss from operations                               (4,938,622)       (6,401,477)

Interest income (expense), net                        226,218           406,625
                                                 ------------      ------------

Net loss                                         $ (4,712,404)     $ (5,994,852)
                                                 ============      ============

Basic and diluted net loss per share
attributable to common stockholders              $      (0.33)     $      (0.42)
                                                 ============      ============

Weighted average shares of common
stock used in computing basic and
diluted net loss per share attributable to
common stockholders                                14,416,493        14,241,244
                                                 ============      ============

Other supplemental information:
EBITDA loss (Excluding severance charge)         $ (1,789,133)     $ (3,954,639)
                                                 ============      ============

(A) Earnings before interest, taxes, depreciation, amortization is calculated by adding back interest, taxes, depreciation, amortization, and non-cash sales and marketing.

(B) EBITDA loss is not intended to reflect our actual net loss as determined under generally accepted accounting principals and reported in our periodic quarterly and annual filings with the Securities and Exchange Commission.


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